Exhibit 4(b)


                    CERTIFICATE OF AMENDMENT

             TO AMENDED ARTICLES OF INCORPORATION OF

                       OHIO POWER COMPANY

                    BY THE BOARD OF DIRECTORS


     The undersigned, Vice President and Assistant Secretary, of Ohio Power Company, an Ohio corporation, with its principal office located in Canton, Ohio, do hereby certify that a meeting of the Board of Directors of said corporation was duly called and held on the 21st day of September, 1993, at which meeting a quorum of such Directors was present, and that at such meeting the following Resolution of Amendment to Amended Articles of Incorporation was duly adopted under authority of subdivision (B)(l) of Ohio Revised Code Section 1701.70:

          RESOLVED, that Article Fourth of the Amended Articles of Incorporation of Ohio Power Company, dated and filed in the office of the Secretary of State of the State of Ohio on March 7, 1977, subsequently as amended, be further amended, by the addition thereto of the following new paragraphs (41) and
     (42), which new paragraphs shall read as follows:

          (41) The Corporation hereby classifies $40,000,000 par value of the Cumulative Preferred Stock ($100 non-voting) as a series of such Cumulative Preferred Stock ($100 non-voting), which shall be designated as "6.02% Cumulative Preferred Stock", consisting of 400,000 shares of the par value of $100 per share.

          (42) The preferences, rights, restrictions or qualifications and the description and terms of the 6.02% Cumulative Preferred Stock, in the respects in which the shares of such series vary from shares of other series of the Cumulative Preferred Stock, ($100 non-voting), shall be as follows:

               (a) The annual dividend rate for such series shall be 6.02% per annum, which dividend shall be calculated, per share, at such percentage multiplied by $100. Dividends on all shares of said series issued prior to the record date for the initial dividend payable on all shares of such series shall be cumulative from the date of initial issuance of the shares of such series.

               (b) Such series shall not be subject to redemption prior to October 1, 2003; the regular redemption price for shares of such series shall be $100 per share on or after October 1, 2003, plus an amount equal to accrued and unpaid dividends to the date of redemption.

               (c) The preferential amounts to which the holders of shares of such series shall be entitled upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation shall be $100 per share, plus an amount equal to accrued and unpaid dividends.

               (d)(1) A sinking fund shall be established for the retirement of the shares of such series. So long as there shall remain outstanding any shares of such series, the Corporation shall, to the extent permitted by law, on December 1, 2003, and on each December 1 thereafter to and including December 1, 2007, redeem as and for a sinking fund requirement, out of funds legally available therefor, a number of shares equal to 5% of the total number of shares initially classified in Paragraph 41 hereof, at a sinking fund redemption price of $100 per share plus accrued and unpaid dividends to the date of redemption. The remaining shares of such series outstanding on December 1, 2008 will be redeemed as a final sinking fund requirement, to the extent permitted by law, out of funds legally available therefor, on such date at a sinking fund redemption price of $100 per share plus accrued and unpaid dividends to the date of redemption. The sinking fund requirement shall be cumulative so that if on any such December 1 the sinking fund requirement shall not have been met, then such sinking fund requirement, to the extent not met, shall become an additional sinking fund requirement for the next succeeding December 1 on which such redemption may be effected.

                    (2) The Corporation shall be entitled, at its election, to credit against the sinking fund requirement due on December 1 of any year pursuant to clause (d)(1) of this Paragraph 42, shares of such series theretofore purchased or otherwise acquired by the Corporation and not previously credited against any such sinking fund requirement.

               (e) The shares of such series shall not have any rights to convert the same into and/or purchase stock of any other series or class or any other securities, or any special rights other than those specified herein.

          FURTHER RESOLVED, that a certificate signed by the Chairman of the Board, the President, or a Vice President and the Secretary or an Assistant Secretary of the Corporation, containing a copy of this resolution and a statement of the manner of its adoption, be filed in the Office of the Secretary of State of the State of Ohio.

     IN WITNESS WHEREOF, the undersigned Vice President and
Assistant Secretary of Ohio Power Company, acting for and on behalf of said corporation, have hereunto subscribed their names and caused the seal of said corporation to be hereunto affixed this 4th day of October, 1993.

                              OHIO POWER COMPANY



                              By__/s/ G. P. MALONEY_____________
                                        Vice President



                              By__/s/ JEFFREY D. CROSS__________
                                      Assistant Secretary





                    CERTIFICATE OF AMENDMENT

             TO AMENDED ARTICLES OF INCORPORATION OF

                       OHIO POWER COMPANY

                    BY THE BOARD OF DIRECTORS


     The undersigned, Vice President and Assistant Secretary, of Ohio Power Company, an Ohio corporation, with its principal office located in Canton, Ohio, do hereby certify that a meeting of the Board of Directors of said corporation was duly called and held on the 14th day of October, 1993, at which meeting a quorum of such Directors was present, and that at such meeting the following Resolution of Amendment to Amended Articles of Incorporation was duly adopted under authority of subdivision (B)(l) of Ohio Revised Code Section 1701.70:

          RESOLVED, that Article Fourth of the Amended Articles of Incorporation of Ohio Power Company, dated and filed in the office of the Secretary of State of the State of Ohio on March 7, 1977, subsequently as amended, be further amended, by the addition thereto of the following new paragraphs (43) and
     (44), which new paragraphs shall read as follows:

          (43) The Corporation hereby classifies $45,000,000 par value of the Cumulative Preferred Stock ($100 voting) as a series of such Cumulative Preferred Stock ($100 voting), which shall be designated as "5.90% Cumulative Preferred Stock", consisting of 450,000 shares of the par value of $100 per share.

          (44) The preferences, rights, restrictions or qualifications and the description and terms of the 5.90% Cumulative Preferred Stock, in the respects in which the shares of such series vary from shares of other series of the Cumulative Preferred Stock ($100 voting), shall be as follows:

               (a) The annual dividend rate for such series shall be 5.90% per annum, which dividend shall be calculated, per share, at such percentage multiplied by $100. Dividends on all shares of said series issued prior to the record date for the initial dividend payable on all shares of such series shall be cumulative from the date of initial issuance of the shares of such series.

               (b) Such series shall not be subject to redemption prior to November 1, 2003; the redemption price for shares of such series shall be $100 per share on or after November 1, 2003, plus an amount equal to accrued and unpaid dividends to the date of redemption.

               (c) The preferential amounts to which the holders of shares of such series shall be entitled upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation shall be $100 per share, plus an amount equal to accrued and unpaid dividends.

               (d)(1) A sinking fund shall be established for the retirement of the shares of such series. So long as there shall remain outstanding any shares of such series, the Corporation shall, to the extent permitted by law, on January 1, 2004, and on each January 1 thereafter to and including January 1, 2008, redeem as and for a sinking fund requirement, out of funds legally available therefor, a number of shares equal to 5% of the total number of shares initially classified in Paragraph 43 hereof, at a sinking fund redemption price of $100 per share plus accrued and unpaid dividends to the date of redemption. The remaining shares of such series outstanding on January 1, 2009 will be redeemed as a final sinking fund requirement, to the extent permitted by law, out of funds legally available therefor, on such date at a sinking fund redemption price of $100 per share plus accrued and unpaid dividends to the date of redemption. The sinking fund requirement shall be cumulative so that if on any such January 1 the sinking fund requirement shall not have been met, then such sinking fund requirement, to the extent not met, shall become an additional sinking fund requirement for the next succeeding January 1 on which such redemption may be effected.

                    (2) The Corporation shall be entitled, at its election, to credit against the sinking fund requirement due on January 1 of any year pursuant to clause (d)(1) of this Paragraph 44, shares of such series theretofore purchased or otherwise acquired by the Corporation and not previously credited against any such sinking fund requirement.

               (e) The shares of such series shall not have any rights to convert the same into and/or purchase stock of any other series or class or any other securities, or any special rights other than those specified herein.

          FURTHER RESOLVED, that a certificate signed by the Chairman of the Board, the President, or a Vice President and the Secretary or an Assistant Secretary of the Corporation, containing a copy of this resolution and a statement of the manner of its adoption, be filed in the Office of the Secretary of State of the State of Ohio.

     IN WITNESS WHEREOF, the undersigned Vice President and
Assistant Secretary of Ohio Power Company, acting for and on behalf of said corporation, have hereunto subscribed their names this 28th day of October, 1993.

                              OHIO POWER COMPANY



                              By__/s/ G. P. MALONEY_____________
                                        Vice President



                              By__/s/ JEFFREY D. CROSS__________
                                      Assistant Secretary